UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

Con-way Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-5046	94-1444798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Old Earhart Road, Ann Arbor, Michigan	48105
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (734) 994-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission Of Matters to a Vote Of Security Holders.

At the Annual Meeting of Shareholders of Con-way Inc. (the “Company”) held on May 13, 2014, the shareholders of the Company voted on four proposals and cast their votes as described below. The proposals are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 31, 2014 (the “Proxy Statement”).

1.    All eleven director nominees were elected to the Board of Directors to serve until the 2015 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The following table sets forth the voting results with respect to each nominee:

Nominee	For	Against	Abstain	Broker Non-Votes
John J. Anton	48,255,316	2,054,404	299,644	2,944,927
W. Keith Kennedy, Jr.	44,132,414	6,253,346	223,604	2,944,927
Michael J. Murray	44,116,107	6,233,764	259,493	2,944,927
Edith R. Perez	48,573,674	1,762,542	273,148	2,944,927
P. Cody Phipps	48,602,508	1,697,082	309,774	2,944,927
John C. Pope	43,939,282	6,049,248	620,834	2,944,927
William J. Schroeder	44,166,346	6,189,590	253,428	2,944,927
Douglas W. Stotlar	48,250,772	2,244,695	113,897	2,944,927
Peter W. Stott	48,216,409	2,041,583	351,372	2,944,927
Roy W. Templin	48,552,373	1,829,180	227,811	2,944,927
Chelsea C. White III	48,330,371	1,708,093	570,900	2,944,927

2.    The shareholders voted to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, with the following voting results:

For	Against	Abstain	Broker Non-Votes
45,300,514	4,751,678	557,172	2,944,927

3.    The shareholders voted to approve the amendments to the Company’s Bylaws, as presented in the Proxy Statement, to allow shareholders who have held in the aggregate at least a 25% “net long position” in the Company’s capital stock for at least one year to call a special meeting of the shareholders, with the following voting results:

For	Against	Abstain	Broker Non-Votes
49,015,308	1,366,307	227,749	2,944,927

4.    The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014, with the following voting results:

For	Against	Abstain
52,682,906	633,166	238,219

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Con-way Inc.

Date: May 13, 2014	By:	/s/ Stephen K. Krull
Stephen K. Krull
Executive Vice President, General Counsel and
Secretary